UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Hemagen Diagnostics, Inc.
(Name of Registrant as Specified In Its Charter)

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HEMAGEN DIAGNOSTICS, INC.
9033 Red Branch Road
Columbia, Maryland 21045

Notice of Annual Meeting
and Proxy Statement

March 20, 2007

To our Shareholders:

Our Annual Meeting of Shareholders will be held at 12:00 p.m. on April 24, 2007, at Hemagen’s corporate office located at 9033 Red Branch Road, Columbia, MD 21045. After the meeting, there will be a brief tour of the facility which we hope you will find informative. We hope you will attend.

At the Annual Meeting you will be asked to elect one Director of Hemagen.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our directors.

We want your shares to be represented at the Annual Meeting. I urge you to complete, sign, date and return the enclosed proxy card promptly.

Sincerely,

/s/William P. Hales
William P. Hales
Chairman of the Board of Directors, President & CEO

HEMAGEN DIAGNOSTICS, INC.
9033 RED BRANCH ROAD
COLUMBIA, MARYLAND 21045

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:

12:00 p.m., Eastern Time

Date:

April 24, 2007

Place:

9033 Red Branch Road
Columbia, MD 21045

Purpose:

.	Elect one Director.
.	Approve the 2007 Stock Incentive Plan.
.	To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record on February 26, 2007 are entitled to vote at this meeting. The approximate mailing date of this Proxy Statement and accompanying Proxy Card is March 20, 2007.

Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed envelope.

/s/William P. Hales
William P. Hales
Chairman of the Board of Directors, President & CEO

TABLE OF CONTENTS

Page

GENERAL INFORMATION	1
ELECTION OF DIRECTORS	1
APPROVAL OF THE 2007 STOCK INCENTIVE PLAN	4
BOARD AND COMMITTEE INFORMATION	11
REPORT OF THE AUDIT COMMITTEE	11
DIRECTOR COMPENSATION	13
EQUITY COMPENSATION PLAN INFORMATION	14
PRINCIPAL SHAREHOLDERS	14
DIRECTORS AND EXECUTIVE OFFICERS	15
SUMMARY COMPENSATION TABLE	16
OPTION GRANTS IN LAST FISCAL YEAR	16
FISCAL 2006 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES	16
SECTION 16 BENEFICIAL OWNER REPORTING COMPLIANCE	17
SHAREHOLDER PROPOSALS FOR NEXT YEAR	17
OTHER MATTERS	17
COMMUNICATIONS WITH DIRECTORS	17
QUESTIONS	17
2007 STOCK INCENTIVE PLAN	I-1

GENERAL INFORMATION

Who may vote

Shareholders of Hemagen, as recorded in our stock register on February 26, 2007, may vote at the meeting. As of that date, Hemagen had 15,220,585 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Hemagen’s Board of Directors is asking for your proxy. Giving us your proxy means that you are authorizing us to vote your shares at the meeting as you direct. You may vote for or withhold from voting for our Director candidate(s).

If you sign and return the enclosed proxy card without specifying how to vote, we will vote your shares in favor of our Director candidates.

If you hold shares through a stockbroker or other party, you may receive materials from them asking how you want them to vote your shares. You may receive more than one proxy card depending on how your shares are held. Shares registered in your name will be covered by one card.

If any other matters come before the meeting or any postponement or adjournment, each proxy will be voted at the discretion of the individuals named as proxies on the card.

Revoking a Proxy

You may revoke a proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Hemagen’s Acting Secretary in writing at the address under “Questions” on page 17.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The Director candidate receiving the most votes will be elected to fill the seat on the Board. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Other Matters

The approval of the 2007 Stock Incentive Plan and any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Board of Directors has nominated and recommends that you vote FOR the election of Edward T. Lutz as Director of the Company.

The Board of Directors oversees the management of Hemagen on your behalf. The Board reviews Hemagen’s long-term strategic plans and exercises direct decision-making authority in key areas, such as choosing the executive officers, setting the scope of their authority to manage Hemagen’s business day to day, and evaluating management’s performance.

Hemagen’s Bylaws provide that the Board of Directors consists of three classes of Directors. Each class is elected for a three-year term with one class being elected each year.

The Board has nominated for election for a term expiring at the Annual Meeting in 2010, Edward T. Lutz. The term of William P. Hales expires in 2008, the terms of Dr. Alan S. Cohen and Richard Edwards expire in 2009. The election of Directors is determined by a plurality of votes cast. Cumulative voting is not provided for in the election of Directors of Hemagen.

If a Director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Hemagen’s Directors are:

Dr. Alan S. Cohen Director since 1993 Term expires 2009 Age: 80

Dr. Cohen has served as a Director of Hemagen since its inception. Dr. Cohen has been a Professor of Medicine at Boston University School of Medicine since 1968 and a Professor of Pharmacology since 1974. He is currently Distinguished Professor of Medicine(E). Dr. Cohen is Editor-in-Chief of AMYLOID. The Journal of Protein Folding Disorders. Dr. Cohen served as the Director of the Arthritis Center of Boston University from 1976 to 1994. From 1973 to 1992, Dr. Cohen served as Chief of Medicine of Boston City Hospital. Dr. Cohen is a past president of the American College of Rheumatology. Dr. Cohen received his Bachelor of Arts degree from Harvard College and his M.D. degree from the Boston University School of Medicine.

Richard W. Edwards Director since 2003 Term expires 2009 Age: 47

Mr. Edwards has served as the Chief Financial Officer of TrustAtlantic Financial Corporation since 2006. Prior to joining TrustAtlantic, he served as Chief Financial Officer of Square 1 Financial Inc., a privately held bank holding company, from August 2005 to September 2006. Prior to joining Square 1 Financial, he served as Chief Financial Officer of Capital Bank Corporation, a publicly traded bank holding company, from April 2004 to August 2005. He served as Senior Vice President and the Chief Accounting Officer of National Commerce Financial Corporation, a NYSE traded bank holding company, from July 2002 to April 2004. From January 2001 to July 2002, Mr. Edwards was the Chief Financial Officer of New South Bancshares, Inc. He spent eight years in various senior financial roles with Bank of America prior to January 2001 and eight years in public accounting with Ernst & Young prior to that. Mr. Edwards earned a B.S. degree in accounting from the University of Illinois and is a member of the AICPA.

William P. Hales Director since 1999 Term expires 2008 Age: 44
William P. Hales has been a Director of Hemagen and its President since October 1, 1999 and its Chairman of the Board of Directors since February 2004. Mr. Hales has served as Hemagen’s CEO since 2002. From 1997 to January 2001, Mr. Hales was an Investment Banker and Advisor with Jesup & Lamont Securities Corporation, an investment banking and brokerage firm. Prior to that, Mr. Hales spent six years in public accounting with Ernst & Young and Coopers & Lybrand advising clients on both audit and management consulting engagements.

Edward T. Lutz Director since 2004 Term expires 2007 Age: 60
Mr. Lutz has been the President & CEO of Lutz Advisors, Inc. since 2001. Prior to that Mr. Lutz served Tucker Anthony Sutro Capital Markets within the Investment Banking Group focusing on the bank and thrift industry. He has over thirty-five years experience in bank regulation, mergers and acquisitions of troubled financial institutions, strategic planning and structuring financial transactions. Over the last 13 years he has specialized in investment banking and consulting to bank and thrift institutions. Mr. Lutz is a member of the board of directors of Union State Bank (NYSE) and U.S.B. Holding Co., Inc. (NYSE). Mr. Lutz is the Chairman of the Audit Committee of Union State Bank. Mr. Lutz earned his B.A. in Economics from Hofstra University and his M.B.A in Finance from American University.

Principal Accounting Firm Fees:

Hemagen’s independent public accountants are Grant Thornton, LLP. Grant Thornton has served in that capacity since fiscal year 2000.

Representatives of Grant Thornton are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Aggregate fees billed to Hemagen in fiscal 2006 and 2005 by its principal accounting firm, Grant Thornton LLP were:

	2006		2005

Audit fees and SAS 100 quarterly review related fees	$98,300		$82,600

Audit related fees	$0		$0

Fees related to tax services	$13,075	(a)	$10,440	(a)

All other fees	$0		$0

	$111,375		$93,040

(a)	The Audit Committee believes the provision of these services is compatible with maintaining the principal accountant’s independence.

Audit Fees. Audit services of Grant Thornton LLP for fiscal 2005 and 2006 consisted of examination of the consolidated financial statements of the Company, quarterly reviews of the financial statements and services related to the filings made with the Securities and Exchange Commission.

Fees Related to Tax Services. Tax fees included charges primarily related to the preparation of federal and state tax returns.

All Other Fees. There were no fees billed by Grant Thornton LLP for services other than as described under “Audit Fees” and “Tax Fees” for the 2005 and 2006 fiscal years.

All of the services described above were approved by the Audit Committee. The Audit Committee has not adopted formal pre-approval policies, but has the sole authority to engage the Company’s outside auditing and tax preparation firms and must approve all tax consulting and auditing arrangements with the independent accounting firm prior to the performance of any services. Approval for such services is evaluated during the Audit Committee meetings and must be documented by signature of an Audit Committee member on the engagement letter of the independent accounting firm.

APPROVAL OF THE 2007 STOCK INCENTIVE PLAN

(Item 2 on the Proxy Card)

The Board of Directors recommends a vote FOR the 2007 Stock Incentive Plan.

The Board of Directors recommends that shareholders approve the Company's 2007 Stock Incentive Plan (which we refer to as the 2007 Plan). The 2007 Plan would govern grants of stock-based awards to employees and certain non-employees. The Company intends that the 2007 Plan would supplement and later replace the Company’s existing Employee Stock Ownership Plan (the “Existing Plan”) after all shares have been awarded and issued under the Existing Plan. If shareholders do not approve the 2007 Plan, Hemagen intends to continue to grant awards pursuant to the Existing Plan until the Existing Plan expires.

All of the approximately 46 full-time employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards under the 2007 Plan. The 2007 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2007 Plan will permit the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock awards.

A maximum of 1,500,000 shares will be available for grants of all equity awards under the 2007 Plan. The Board believes that this number represents a reasonable amount of potential equity dilution and provides a powerful incentive for employees to increase the value of the Company for all shareholders.

The 2007 Plan does not permit the repricing of options or stock appreciation rights without the approval of shareholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the 2007 Plan.

The following is a summary of the 2007 Plan. The full text of the 2007 Plan is attached as Annex I to this proxy statement, and the following summary is qualified in its entirety by reference to Annex I.

Plan Administration

The selection of employee participants in the 2007 Plan, the level of participation of each participant and the terms and conditions of all awards will be determined by a committee of which each member will be an “independent director” for purposes of the Nasdaq Stock Market listing requirements, a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The committee will have the discretionary authority to interpret the 2007 Plan, to prescribe, amend and rescind rules and regulations relating to the 2007 Plan, and to make all other determinations necessary or advisable for the administration of the 2007 Plan. The committee may delegate authority to administer the 2007 Plan as it deems appropriate, subject to the express limitations set forth in the 2007 Plan.

Limits on Plan Awards

The Board has reserved a maximum of 1,500,000 shares for issuance pursuant to stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock awards under the 2007 Plan. A participant may receive multiple awards under the 2007 Plan.

In 2005, 2006 and the first quarter of 2007, the Company granted employee stock options to purchase approximately 20,000, 350,000 and 50,000 shares, respectively, under the Company's Existing Plan. In each of these years, the aggregate grant represented less than 3% of the Company's shares outstanding at the date of grant.

Shares delivered under the 2007 Plan will be authorized but unissued shares of Company common stock, treasury shares or shares purchased in the open market or otherwise. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will no longer be charged against the maximum share limitation and may again be made subject to awards under the 2007 Plan. Any awards settled in cash will not be counted against the maximum share reserve under the 2007 Plan. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 2007 Plan.

Types of Plan Awards

The 2007 Plan would provide for a variety of equity instruments to preserve flexibility. The types of securities that may be issued under the 2007 Plan are described below.

Stock Options

Stock options granted under the 2007 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The price of any incentive stock option granted may not be less than the fair market value of the Company common stock on the date the option is granted. The option price may be paid in cash, shares of Company common stock, through a broker-assisted cashless exercise or as otherwise permitted by the committee.

The committee determines the terms of each stock option grant at the time of the grant. Generally, all options will terminate after a ten-year period from the date of the grant. The committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified performance goals established by the committee or both. The committee may accelerate the vesting of options at any time.

In general, unless otherwise determined by the committee, a stock option expires (i) 12 months after termination of employment, if employment ceases due to death (ii) immediately, upon the violation of any written employment, confidentiality or noncompetition agreement between the Company and the participant, (iii) after specified periods up to two years, depending upon the term of service of the participant with the Company and its subsidiaries, upon disability or retirement, or (iv) immediately, upon the date of termination of employment for reasons other than death, disability or retirement as described in the 2007 Plan.

Stock Appreciation Rights

A stock appreciation right (which we refer to as an SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Company common stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of Company common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Company common stock on the date of grant. The committee will determine the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified performance goals established by the committee or both. The committee may accelerate the vesting of SARs at any time. Generally, all SARS will terminate after the ten-year period from the date of the grant. SARs may be payable in cash or in shares of Company common stock or in a combination of both.

Restricted Stock

A restricted stock award represents shares of Company common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified performance goals established by the committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of the Company’s shareholders, including all voting and dividend rights, during the restriction period, unless the committee determines otherwise at the time of the grant.

Stock Units

An award of stock units provides the participant the right to receive a payment based on the value of a share of Company common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the committee or both. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Company common stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights.

Stock Awards

A stock award represents shares of Company common stock that are issued free of restrictions on transfer and free of forfeiture conditions and as to which the participant is entitled to all the rights of a shareholder. A stock award may be granted for past services, in lieu of bonus or other cash compensation, or for any other valid purpose as determined by the committee.

Director Awards

The 2007 Plan grants the committee the discretion to determine the nature and amount of awards under the 2007 Plan that may be granted to directors who are not otherwise employees of the Company from time to time and at the following times: upon the date on which a person first becomes a director whether by election or appointment, and upon each annual election as a director thereafter.

Effect of Change in Control

Awards under the 2007 Plan are generally subject to acceleration, becoming exercisable in full, upon the occurrence of a “change in control” (as defined in the 2007 Plan) transaction with respect to the Company.

Limited Transferability

Except as otherwise provided in the 2007 Plan, all awards granted under the 2007 Plan are nontransferable except upon death or under a qualified domestic relations order, or in the case of nonqualified options only, during the participant’s lifetime to immediate family members of the participant and others as may be approved by the committee.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of Company common stock, appropriate and equitable adjustments may be made to the number and kind of shares of Company common stock available for grant, as well as to other maximum limitations under the 2007 Plan, and the number and kind of shares of Company common stock or other rights and prices under outstanding awards.

Term, Amendment and Termination

The 2007 Plan will have a term expiring on the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code or for any other purpose. No amendment or modification of the 2007 Plan will adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Plan Benefits

Future benefits under the 2007 Plan are not currently determinable. During fiscal 2006, stock options were granted under the Company’s existing Stock Option Plan to the Company’s named executive officers, as set forth in the table captioned “Option Grants In Last Fiscal Year” on page 16 below. In addition, stock options were granted during the year to all named executive officers as a group to purchase 250,000 shares of common stock at an average weighted exercise price of $0.20 per share. Stock options were granted to all other employees of the Company as a group to purchase 100,000 shares of common stock at an average weighted exercise price of $ .34 per share.

New Plan Benefits

Because awards under the 2007 Plan will be made in the sole discretion of the committee, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the 2007 Plan.

The following table sets forth the benefits or amounts that would have been received by or allocated to any person or group of persons for the last completed fiscal year if the 2007 Plan had been in effect.

NEW PLAN BENEFITS

2007 STOCK INCENTIVE PLAN:

Name and Position	Number of Stock Options (#)	Dollar Value of Stock Options ($)(1)
William P. Hales, Chairman of the Board, President and Chief Executive Officer	250,000	--
Executive Group	250,000	--
Non-Executive Director Group	--	--
Non-Executive Officer Employee Group	100,000	--

 (1) The dollar value of the benefits or amounts received by the eligible participants from stock options under the Plan cannot be determined at this time because that value will be determined on the date the options are exercised.

Tax Treatment of Awards

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement. The federal income tax treatment of SARs may be effected beginning in 2007 by recently enacted changes in the Internal Revenue Code.

Other Awards

The current United States federal income tax consequences of other awards authorized under the 2007 Plan are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) stock unit awards are generally subject to ordinary income tax at the time of payment, and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m)

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company’s shareholders, the 2007 Plan is intended to enable the committee to grant awards to covered employees that will be exempt from the deduction limits of Section 162(m). However, no assurances can be made in this regard.

Section 409A

Section 409A to the Internal Revenue Code (“Section 409A”) applies to compensation vested or deferred after December 31, 2004. Generally speaking, an amount is “vested” on the date that the employee’s right to receive the amount is no longer conditioned on the employee’s performance of substantial future services, and “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year. Although final IRS regulations regarding Section 409A are not yet available, Section 409A may apply to non-qualified stock options, restricted stock units, performance share awards and other awards under the 2007 Plan. The provisions of the 2007 Plan have been drafted to be in good faith compliance with Section 409A as interpreted under the guidance currently available. However, no assurances can be made in this regard as the committee shall have discretion under the 2007 Plan to grant awards to which Section 409A may apply.

On March 1, 2007, the closing price of our common stock traded on the Over-the-Counter Bulletin Board was $0.24 per share.

BOARD AND COMMITTEE INFORMATION

Board of Directors:

Hemagen Diagnostics, Inc. is an unlisted company and a small business issuer under the rules and regulations of the SEC. The majority of its Board of Directors consists of “independent” directors as independence is defined by the applicable rules of the SEC and the Nasdaq Stock Market

The Board of Directors met 3 times in fiscal 2006. Of these 3 meetings, 1 meeting was held at the Company’s offices in Columbia, Maryland. The other meetings were held via telephone conference. The Audit Committee met separately. Dr. Cohen attended all meetings of the Board of Directors and all committee meetings of which he is a member, all by telephone. All other Directors attended all meetings of the Board of Directors and the Committees of which they are members. No Director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held during the period of time he served as Director during the 2006 Fiscal Year.

All Directors attended the Annual Shareholders’ meeting held on March 3, 2006 by telephone. The Company expects all directors to attend shareholders’ meetings. Shareholders may communicate with the full Board or individual directors on matters concerning Hemagen by mail to the attention of the Secretary.

The Board of Directors adopted a Code of Ethics Policy which was filed with Hemagen’s Form 10-KSB for the fiscal year ended September 30, 2003 and is also available upon request to the Secretary.

Mr. Lutz was nominated by the current Board of Directors.

Committees:

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board.

The Audit Committee was established by the Board and is responsible for assisting the Board of Directors in its general oversight of Hemagen’s financial reporting, internal controls and audit function. It is also responsible for the appointment of independent accountants and reviews the relationship between Hemagen and its outside accountants. The Board of Directors has also determined that Mr. Edwards qualifies as an audit committee financial expert as defined in regulations adopted by the Securities and Exchange Commission.

Meetings last year: 4

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of Richard W. Edwards (Chairman), Edward T. Lutz, and William P. Hales. Mr. Edwards and Mr. Lutz meet standards for independence provided under the Sarbanes-Oxley Act of 2002. All members meet standards of financial literacy.

In June 2000, the Board of Directors adopted the Audit Committee Charter, which was attached to the 2006 Proxy Statement as Appendix I, but which is not at this time available on our website. The Charter outlines the activities and responsibilities of the Committee.

The Committee has obtained from the independent auditors the written disclosures and the letter required by Independence

Standards Board Standard No. 1, and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

In discharging its oversight responsibility as to the audit process, the Committee reviewed and discussed with management Hemagen’s audited financial statements included in Hemagen’s Annual Report on Form 10-KSB for the year ended September 30, 2006. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61.

Based on the foregoing review and discussion, the Committee recommended to the Board of Directors that those audited financial statements be included in Hemagen’s Annual Report on Form 10-KSB for filing with the SEC.

Respectfully submitted,
The Audit Committee

Richard W. Edwards (Chairman)
Edward T. Lutz
William P. Hales

The Compensation Committee is responsible for establishing compensation for management and administering certain of Hemagen’s plans. The Compensation Committee does not have a charter. In performing its duties, the Committee may delegate authority for day-to-day administration and interpretation of the plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers of the Company. However, the Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the executive officers. The Compensation Committee of the Board of Directors is composed of Dr. Alan S. Cohen (Chairman), Richard W. Edwards and William P. Hales.

The Compensation Committee of the Board of Directors held one meeting in fiscal 2006.

The Nominating Committee is responsible for reviewing potential new candidates for the Board. The Nominating Committee does not have a charter and does not have a written policy with regard to the consideration of candidates recommended by shareholders. In practice, the committee evaluates and considers all candidates recommended by the directors, officers and shareholders. In nominating directors, the Nominating Committee takes into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience, and the needs of the Board as its function relates to the business of the Company. The Committee considers candidates for nomination from a variety of sources, including recommendations of shareholders. Shareholders desiring to submit recommendations for nominations by the Committee should direct them to the Chairman in care of the Company at its address shown on the cover page of this proxy statement. The Nominating Committee of the Board of Directors is composed of William P. Hales (Chairman), Dr. Alan S. Cohen and Richard W. Edwards. Dr. Alan S. Cohen and Richard W. Edwards meet standards for independence as defined by the Nasdaq Stock Market.

DIRECTOR COMPENSATION

Non-employee Directors are paid $3,500 per quarter. Such compensation is paid as follows: $2,000 of the compensation per quarter is invested in Hemagen’s common stock in open market purchases under a Rule 10b5-1 Stock Purchase Plan. The remaining $1,500 per quarter is paid in cash. Non-Employee Directors of the Company are granted an option to purchase 10,000 shares of the Company’s common stock at the election of their three-year term. In addition, Non-Employee Directors that serve on a committee or committees of the Board of Directors are granted an option to purchase 5,000 shares of the Company’s common stock at the annual appointment of their position.

Prior to fiscal year 2006, the options awarded to Director’s were issued pursuant to the 2000 Directors’ Stock Option Plan. Options previously awarded under the 2000 Directors’ Stock Option Plan had an exercise price equal to the fair market value of the underlying shares on the date of the grant, and expire ten years from the date of the grant. As a result of the expiration of the 2000 Directors’ Stock Option Plan prior to fiscal year 2006, no options were awarded to Directors during fiscal year 2006. Consequently, options that would have been awarded to each Director but for the expiration of the Director’s Stock Option Plan will instead accrue to fiscal year 2007 and be awarded to the Directors under the 2007 Plan if approved by shareholders.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,481,014(1)	$1.08	490,500(2)
Equity compensation plans not approved by security holders	__	__	__
Total	2,481,014	$1.08	490,500

(1) Amount includes 1,000,000 options for the purchase of common stock issued under the Company’s 2001 Stock Option Plan, 1,732,014 options for the purchase of common stock approved by the shareholders in conjunction with the consent solicitation which resulted in the replacement of certain former members of the Company’s senior management and Board of Directors on September 30, 1999, 164,500 options for the purchase of common stock pursuant to the Company’s 1992 Stock Option Plan approved by the shareholders on February 27, 2001 and 75,000 options for the purchase of common stock pursuant to the Company’s 2000 Directors Stock Option Plan approved by the shareholders on April 25, 2000 that have been issued as of September 30, 2006.
(2) Amount represents options for the purchase of common stock approved by the shareholders pursuant to the Company’s 2001 Stock Option Plan that have not been issued as of September 30, 2006.

PRINCIPAL SHAREHOLDERS

The following are the only shareholders known by Hemagen to beneficially own more than 5% of its outstanding Common Stock as of March 1, 2007:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
William P. Hales 9033 Red Branch Road Columbia, MD 21045	3,805,198 (1)	21.3% .3%

Jonathan E. Rothschild 1061-B Shary Circle Concord, CA 94518	1,133,021(2)	7.4% 7.4%

(1)	Share holdings above include: 1,980,148 options exercisable within 60 days and senior subordinated secured convertible notes convertible into 691,600 shares within 60 days.
(2)   Information based upon a Schedule 13G filed by Mr. Rothschild on January 20, 2005.

DIRECTORS AND EXECUTIVE OFFICERS

This table lists the Common Stock owned on March 1, 2007 by Hemagen’s executive officers, Directors and nominee:

		Common Stock Beneficially Owned
Name	Position	Amount		Percentage
William P. Hales Age: 44	Director, President and Chief Executive Officer	3,805,198	(1)	21.3%

Dr. Alan S. Cohen Age: 80	Director	265,001	(2)	1.7%

Richard W. Edwards Age: 47	Director	103,008	(3)	0.7%

Edward T. Lutz Age: 60	Director	76,846	(4)	0.5%

Laura A. Bell Age: 39	Controller	0	(5)	0.0%

All Directors and Executive Officers as a Group (5 Persons)(6)		4,250,053		24.2%

(1)	See Mr. Hales’ beneficial ownership disclosure in the table titled “Principal Shareholders” of this proxy statement.
(2)	Includes options to purchase 35,000 shares exercisable within 60 days.
(3)
Amounts include 4,500 shares held jointly with spouse, 4,200 owned by a family member which Mr. Edwards has joint investment authority and 74,308 shares held directly. Includes options to purchase 20,000 shares exercisable within 60 days.

(4)	Includes options to purchase 15,000 shares exercisable within 60 days.
(5)
Ms. Bell was appointed Controller of Hemagen in 2006. Prior to her appointment, Ms. Bell served as Executive Vice President of Prime Office Products. Ms. Bell’s share ownership includes an unvested option to purchase 20,000 shares, which is not exercisable within 60 days.

(6)	Debbie Ricci, the Company’s former Chief Financial Officer, had 157,000 options that expired unexercised.

SUMMARY COMPENSATION TABLE

The following sets forth compensation paid, earned or awarded to the CEO and the other most highly paid executive officers during the last three fiscal years ended September 30:

	Annual Compensation					Long-Term Compensation Awards
	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options
William P. Hales President and Chief Executive Officer	2006 2005 2004	$176,250 $168,750 $165,000	$0 $0 $0	$39,124 $38,724 $39,005	(1) (2) (3)	250,000 -- --
Debbie F. Ricci Chief Financial Officer And Corporate Secretary	2006	$84,000	$0	$6,000	(4)	--

(1)	Represents $26,760 in provision of use of a company apartment, and $8,364 for a leased car and $4,000 estimated for the Company’s contributions in the Employee Stock Ownership Plan.
(2)	Represents $26,760 in provision of use of a company apartment, and $8,364 for a leased car and $3,600 estimated for the Company’s contributions in the Employee Stock Ownership Plan.
(3)	Represents $26,760 in the provision of use of a company apartment, $8,364 for a car allowance and $3,881 estimated for the Company’s contributions in the Employee Stock Ownership Plan.
(4)	Represents $6,000 an automobile allowance and $1,200 estimated for the Company’s contributions in the Employee Stock Ownership Plan. Debbie resigned from the company in May 2006.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2006	Exercise Price ($/Per Share)	Expiration Date
William P. Hales	250,000	52%	$.20	10/24/2015

FISCAL 2006 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End	Value of Unexercised In-the-Money Options at FY-End
Name	Shares Acquired on Exercise	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
William P. Hales	--	--	1,980,148/0	$25,000/0

SECTION 16 BENEFICIAL OWNER REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires Hemagen’s executive officers, Directors and persons who own more than 10% of a registered class of Hemagen’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of reports received by it, and upon written representations from the reporting persons, Hemagen believes that during the last fiscal year, all of its executive officers, Directors and 5% shareholders complied with Section 16 reporting.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

The deadline for shareholder proposals to be included in the Proxy Statement for next year’s meeting is September 26, 2007. Such proposals should be delivered to the Company at 9033 Red Branch Road, Columbia, Maryland 21045, Attn: Corporate Secretary.

The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2008 Annual Shareholders’ Meeting, it must be received prior to December 7, 2007. If there is a change in the anticipated date of next year’s annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment or postponement thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

COMMUNICATIONS WITH DIRECTORS

Shareholders can send written communications to the Board as a group. Such communications must be clearly addressed either to the Board of Directors or any or all of the Non-employee Directors, and sent to the Acting Secretary at the following address, who will forward any communications so received: Hemagen Diagnostics, Inc., 9033 Red Branch Road, Columbia, Maryland 21045

QUESTIONS

If you have questions or need more information about the annual meeting, call us at (443) 367-5500 or write to: Hemagen Diagnostics, Inc., 9033 Red Branch Road, Columbia, Maryland 21045

By Order of the Board of Directors,

/s/William P. Hales
William P. Hales
Chairman of the Board of Directors, President /CEO

ANNEX I

HEMAGEN DIAGNOSTICS, INC.

2007 STOCK INCENTIVE PLAN

ARTICLE 1

OBJECTIVES

The objectives of this 2007 Stock Incentive Plan (the “Plan”) are to enable HEMAGEN DIAGNOSTICS, INC. (the “Company”) to compete successfully in retaining and attracting key employees of outstanding ability, to stimulate the efforts of such employees toward the Company’s objectives and to encourage the identification of their interests with those of the Company’s shareholders.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1   “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Stock Award granted under the Plan.

2.2   “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

2.3   “Board” means the Board of Directors of the Company.

2.4   “Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.

2.5   “Committee” means a committee designated by the Board of the Company. The Committee shall be comprised of two or more directors, each of whom shall be (1) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, (2) an “outside director” under Section 162(m) of the Code (“Section 162(m)”) and (3) an “independent director” under rules adopted by the Nasdaq Stock Market, in each case as such rules and sections may be amended, superseded or interpreted hereafter.

2.6   “Common Stock” means the Company’s common stock, no par value.

2.7   “Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

2.8   “Eligible Employee” means any individual who performs services for the Company or any Subsidiary of the Company and is treated as an “employee” for federal income tax purposes or any individual or firm who performs services for the Company as a consultant.

2.9   “Exchange Act” means the Securities Exchange Act of 1934.

2.10   “Fair Market Value” of a Share as of a given date shall, if the Common Stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”), be the reported closing price for a Share on the date as of which Fair Market Value is to be determined. If Common Stock is not quoted on the OTCBB on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

2.11   “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

2.12   “Incentive Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor provision.

2.13   “Non-Qualified Option” means any Stock Option that is not an Incentive Option.

2.14   “Option Price” or “Exercise Price” means the price per Share at which Common Stock may be purchased upon the exercise of an Option.

2.15   “Participant” means a person to whom an Award has been granted pursuant to this Plan.

2.16   “Restricted Stock Award” means a grant of Shares to an Eligible Employee under Article 7 that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

2.17   “Retirement” means any termination of employment (other than by death or Disability) by an employee who is at least 65 years of age, or 55 years of age with at least ten years of employment with the Company or a Subsidiary of the Company.

2.18   “Share” means one share of the Common Stock.

2.19   “Stock Appreciation Right” means a contractual right granted to an Eligible Employee under ARTICLE 6 entitling such Eligible Employee to receive a payment, representing the difference between the base price per Share of the right and the Fair Market Value of a Share, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.20   “Stock Award” means a grant of Shares to an Eligible Employee under Article 9 that are issued free of transfer restrictions and forfeiture conditions.

2.21   “Stock Option” or “Option” means the right to purchase Shares granted pursuant to this Plan.

2.22   “Stock Unit Award” means a contractual right granted to an Eligible Employee under Article 8 representing notional unit interests equal in value to a Share to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

2.23   “Subsidiary” has the meaning set forth in Section 424(f) of the Code.

2.24   “Term” means the period beginning on a Grant Date and ending on the expiration date of such Award.

2.25   “Transfer” means sale, assignment, pledge, encumbrance, alienation, attachment, charge or other disposition, whether or not for consideration; and the terms “Transferred” or “Transferable” have corresponding meanings.

ARTICLE 3

ADMINISTRATION, PARTICIPATION AND AWARDS

3.1  The Committee. This Plan shall be administered and interpreted by the Committee.

3.2  Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine, after considering management’s recommendations with respect to Eligible Employees excluding the Company’s executive officers, the Eligible Employees to whom, and the time or times at which, Awards may be granted, the number of Shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall determine the terms and conditions of all Awards granted to Participants. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Employees, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3  Delegation of Authority. The Committee shall be permitted to delegate to any appropriate officer or employee of the Company responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.4  Designation of Participants. All Eligible Employees are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Employees who are to be granted Awards, the types of Awards to be granted and the number of Shares or rights subject to Awards granted under the Plan. In selecting Eligible Employees to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

ARTICLE 4

SHARES SUBJECT TO PLAN

4.1  Shares. Subject to adjustment as provided in Section 4.2, the number of Shares which may be issued under this Plan shall not exceed One Million Five Hundred Thousand (1,500,000) Shares. Shares issued and sold under the Plan may be either authorized but unissued Shares or Shares held in the Company’s treasury. To the extent that any Award involving the issuance of Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or is otherwise terminated without an issuance of Shares being made thereunder, the Shares covered thereby will no longer be counted against the foregoing maximum Share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Any Awards or portions thereof that are settled in cash and not in Shares shall not be counted against the foregoing maximum Share limitations.

4.2  Adjustment Provisions. If there shall occur any change with respect to the outstanding Shares by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the Shares, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of Shares provided in Section 4.1hereof, (ii) the number and kind of Shares, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each Share, unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

ARTICLE 5

STOCK OPTIONS

5.1  Grants. Each Option granted shall be designated as either a Non-Qualified Option or an Incentive Option. One or more Stock Options may be granted to any Eligible Employee.

5.2  Incentive Options. Any Option designated by the Committee as an Incentive Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

5.2.1  If an Incentive Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then

5.2.1.1  the Option Price must equal at least 110% of the Fair Market Value on the Grant Date; and

5.2.1.2  the term of the Option shall not be greater than five years from the Grant Date.

5.2.2  The aggregate Fair Market Value of Shares, determined at the Grant Date, with respect to which Incentive Options that may become exercisable for the first time during any calendar year under this Plan or any other plan maintained by the Company and its Subsidiaries shall not exceed $100,000 determined in accordance with Section 422(d) of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Options become exercisable for the first time by any individual during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000, such Options shall be treated as Non-Qualified Options.

5.2.3  Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

5.3  Terms of Options. Except as otherwise required by Sections 5.2 and subject to Section 5.5.2 and ARTICLE 11, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

5.3.1  The Option Price shall be determined by the Committee at the Grant Date, except that no Incentive Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.

5.3.2  The Option Term shall be fixed by the Committee, but no Option shall be exercisable more than ten years after its Grant Date.

5.3.3  An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement, provided, however, that an Option may not be exercised as to the lesser of 100 Shares at any one time or the total number available for exercise at that time.

5.3.4  Stock Options shall terminate in accordance with Section 5.5.2.

5.4  Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued employment of a Participant with the Company or a Subsidiary of the Company for a specified period (or periods) or on the attainment of performance goals established by the Committee in its sole discretion.

5.5  Exercise of Options. Any Participant entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the Grant Date of the Option being exercised and shall be accompanied by full payment in cash or by check of the Option Price for the Shares being purchased and any withholding taxes. In addition, at the discretion of the Committee, either as set forth in an Option Agreement or determined at the time of exercise, the exercise price and withholding taxes may be paid:

5.5.1  By tender to the Company of Shares owned by the Participant having a Fair Market Value not less than the exercise price (the Committee shall have the discretion to require that the Participant own such shares for six (6) months);

5.5.2  By the assignment of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option;

5.5.3  By such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or

5.5.4  By any combination of the methods described above in Sections 5.5.1 to 5.3.3.

5.6  Limited Transferability of Non-Qualified Options. Except as otherwise provided in Section 13.4, no Stock Option shall be Transferable or exercisable by any person other than the Participant except (i) upon the Participant’s death, in accordance with Sections 5.7.3 and 5.7.5 hereof or (ii) in the case of Non-Qualified Stock Options only, for the Transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its sole and absolute discretion at the time of proposed Transfer. The Transfer of a Non-Qualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent Transfers of a Non-Qualified Stock Option shall be prohibited other than in accordance with Sections 5.7.3, 5.7.4 and 5.7.5 hereof.

5.7  Termination of Stock Options. All Stock Options issued under this Plan shall terminate as follows:

5.7.1  During any period of continuous employment or business relationship with the Company or any Subsidiary of the Company, a Stock Option will be terminated only if it is fully exercised or if it has expired by its terms or by the terms of this Plan, including this Section 5.7.1. For purposes of this Plan, any leave of absence approved by the Company or the Subsidiary of the Company shall not be deemed to be a termination of employment.

5.7.2  If a Participant violates any terms of any written employment, confidentiality or noncompetition agreement between the Company or any Subsidiary of the Company and the Participant, all existing Stock Options granted to such Participant will terminate. In addition, if at the time of such violation such Participant has exercised Stock Options but has not received certificates for the Shares to be issued, the Company may void the Award and its exercise. Any such actions by the Company shall be in addition to any other rights or remedies available to the Company or the Subsidiaries of the Company in such circumstances. In the event Section 5.7.2 and 5.7.4 both apply to a situation, the provisions of Section 5.7.2 shall take precedence over the provisions of Section 5.7.4 and govern the situation.

5.7.3  If a Participant’s employment by the Company or any Subsidiary of the Company terminates by reason of death, unless otherwise determined by the Committee, all Stock Options shall be fully vested and may thereafter be exercised by the Participant’s beneficiary or legal representative, for a period of one year or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options, or until the expiration of the stated term of such Stock Option, whichever period is shorter.

5.7.4  If Participant’s employment by the Company or a Subsidiary of the Company terminates by reason of Disability or Retirement, unless otherwise determined by the Committee based upon, among other factors, the Participant’s contributions to, and longevity with, the Company or any Subsidiary, all Stock Options shall terminate (i) on the date which is 90 days after the date of such termination of employment or on the expiration of the stated term of the Stock Option, whatever shall first occur, in the case of a Participant which has been employed by the Company or any of its subsidiaries for ten full years or less, (ii) on the date which is one year after the date of such termination of employment or on the expiration of the stated term of the Stock Option, whichever shall first occur, in the case of a Participant who has been employed by the Company or any of its Subsidiaries for more than ten full years, but less than twenty full years, or (iii) on the date which is two years after the date of termination of employment or on the expiration of the stated term of the Stock Option, whichever shall first occur, in the case of a Participant who has been employed by the Company or any of its Subsidiaries for twenty full years or more.

5.7.5  Unless otherwise determined by the Committee at or after grant, if a Participant’s employment by the Company or any Subsidiary of the Company terminates for any reason other than death, Disability or Retirement, the Stock Option will terminate immediately on the date of termination of the employment.

5.8  Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 0 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

5.9  Awards to Non-Employee Directors. Notwithstanding any other provisions herein, members of the Board of Directors who are not otherwise employees of the Company shall be entitled to receive Awards (other than Incentive Options) in forms and amounts as determined by the Committee in its discretion under this Plan from time to time and at the following times:

5.9.1  On the date on which a person first becomes a member of the Board of Directors, whether by election or appointment; and

5.9.2  On the date of re-election by shareholders to the Board of Directors.

5.9.3  On each annual anniversary of election as a member of the Board of Directors therafter.

ARTICLE 6

STOCK APPRECIATION RIGHTS.

6.1  Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Employee selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

6.2  Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in an Award Agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Grant Date. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per Share of any such freestanding Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Shares on the Grant Date.

6.3  Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of Shares subject to such Stock Option/Stock Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of Shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per Share equal to the Exercise Price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

6.4  Payment of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of Shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in Shares valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of Shares and cash, subject to applicable tax withholding requirements.

6.5  Repricing Prohibited.   Subject to the anti-dilution adjustment provisions contained in Section 4.2 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

ARTICLE 7

RESTRICTED STOCK AWARDS

7.1  Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Employee selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

7.2  Vesting Requirements.  The restrictions imposed on Shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the Shares subject to the Award shall be returned to the Company.

7.3  Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

7.4  Rights as Shareholder.  Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the Shares granted to the Participant under a Restricted Stock Award, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award.

7.5  Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Grant Date, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

ARTICLE 8

STOCK UNIT AWARDS

8.1  Grant of Stock Unit Awards.  A Stock Unit Award may be granted to any Eligible Employee selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of a Share on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the Shares subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

8.2  Vesting of Stock Unit Awards.  On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

8.3  Payment of Stock Unit Awards.  A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in Shares, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

8.4  No Rights as Shareholder.  The Participant shall not have any rights as a shareholder with respect to the shares subject to a Stock Unit Award until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

ARTICLE 9

STOCK AWARDS

9.1  Grant of Stock Awards.  A Stock Award may be granted to any Eligible Employee selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Employee represents Shares that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

9.2  Rights as Shareholder.  Subject to the foregoing provisions of this ARTICLE 9 and the applicable Award Agreement, upon the issuance of the Shares under a Stock Award the Participant shall have all rights of a shareholder with respect to the Shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

ARTICLE 10

EXTRAORDINARY EVENTS

10.1  In the event of the dissolution or liquidation of the Company or any merger, other than a merger for the purpose of the redomestication of the Company not involving a change in control, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Award shall automatically become fully vested and fully exercisable immediately prior to such event. Thereafter the holder of any Option shall, upon exercise of the Option, receive, in lieu of the stock or other securities and property receivable upon exercise of the Option prior to such transaction, the stock or other securities or property to which such holder would have been entitled upon consummation of such transaction if such holder had exercised such Option immediately prior to such transaction.

10.2  All outstanding Awards shall become fully vested and immediately exercisable in full if a change in control of the Company occurs. For purposes of this Agreement, a “change in control of the Company” shall be deemed to have occurred if:

    10.2.1  there occurs an event or series of events by which any person or group of persons become the “beneficial owners” as defined in Rule 13d-3 under the Exchange Act of at least 40% of the Common Stock; or

10.2.2  during any period of one year after January 1, 2007, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

ARTICLE 11

FORFEITURE EVENTS

11.1  General. In addition to the termination provisions applicable to Stock Options as provided in Section 5.5.2, the Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to termination, reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

11.2   Termination for Cause. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Subsidiary of the Company shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any Subsidiary of the Company that defines the term “cause,” such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for cause, the Company may suspend the Participant’s rights to exercise any options, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 11.2.

ARTICLE 12

TERMINATION OR AMENDMENT OF THIS PLAN

12.1  The Board may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board shall, without further approval of the shareholders of the Company:

12.1.1  Change the definition of Eligible Employees;

12.1.2  Except as provided in ARTICLE 4 hereof, increase the number of Shares which may be subject to Awards granted under the Plan; or increase the maximum number of Shares with respect to which Awards may be granted to any Participant during any fiscal year;

12.1.3  Cause the Plan or any Award granted under the Plan that would otherwise meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m) of the Code to fail to meet such conditions;

12.1.4  Cause any Option granted as an Incentive Stock Option to fail to qualify as an “Incentive Stock Option” as defined by Section 422 of the Code; or

12.1.5  Where, as determined by the Board, the approval by the shareholders may be necessary or advisable for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the Nasdaq Stock Market or other exchange or market or for any other purpose, amendments to the Plan shall be approved by the shareholders.

12.2  No amendment or termination of the Plan shall impair any Award granted under the Plan without the consent of the holder thereof.

12.3  This Plan shall continue in effect until the expiration of all Awards granted under the Plan unless terminated earlier in accordance with this ARTICLE 12; provided, however, that it shall otherwise terminate and no options shall be granted after ten (10) years from the date on which this Plan became effective.

ARTICLE 13

GENERAL PROVISIONS

13.1  Shareholder Approval. This Plan shall become effective following its adoption by the Board and its approval by the Company’s shareholders on the date of the 2007 Annual Meeting of Shareholders.

13.2  Award Agreements. An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of Shares, units or rights subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of employment under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

13.3  Deferrals. The Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish.

13.4  Transfer; Assignment. Except as otherwise provided in Sections 5.6, 5.7.3, 5.7.4 and 5.7.5 hereof solely with respect to Options and except as otherwise provided below, Awards under the Plan shall not be Transferable by the Participant or exercisable by any person other than the Participant, and Awards under the Plan shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge:

13.4.1  During the lifetime of a Participant, an Award is not transferable voluntarily or by operation of law and may be exercised only by such individual;

13.4.2  Upon the death of a Participant, an Award may be transferred to the beneficiaries or heirs of the Participant will or by will or the laws of descent and distribution;

13.4.3  An Award may be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA.

Notwithstanding the above, the Committee may, with respect to particular Awards, establish or modify the terms of the Award to allow the Award to be transferred at the request of a Participant to trusts established by a Participant or as to which a Participant is a grantor or to lineal descendants of a Participant or otherwise for personal and tax planning purposes of a Participant. If the Committee allows such transfer, such Awards shall not be exercisable for a period of six months following the action of the Committee

13.5  Securities Laws. No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

13.6  No Right to Continued Employment. Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Eligible Employee any right to continue in the employ of the Company or any Subsidiary of the Company, or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate such employment at any time.

13.7  No Rights as Shareholder. Except as otherwise provided in Section 7.4, Participant shall have no rights as a holder of Shares with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities.

13.8  Other Plans. The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary of the Company, unless such plan specifically provides to the contrary.

13.9  Unfunded Plan. The adoption of the Plan and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

13.10  Withholding of Taxes. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

13.11  Compliance with Section 409A of the Code. Except to the extent specifically provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

13.12  Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

13.13  Liability. No employee of the Company and no member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee or the Board shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

13.14  Governing Law. This Plan and actions taken in connection with it shall be governed by the laws of Delaware, without regard to the principles of conflict of laws.

As adopted by the Board of Directors on March 14, 2007.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
Proxy/Voting Instruction Form

Hemagen Diagnostics, Inc.

PROXY FOR ANNUAL MEETING
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM P. HALES, proxies of the undersigned, with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Hemagen Diagnostics, Inc. to be held at 12:00 p.m. on April 24, 2007 at 9033 Red Branch Road, Columbia, Maryland 21045 or any postponement or adjournment of such Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:	Please mark your votes like this	☒

	FOR the Nominee listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary the nominee listed to the left)		FOR	AGAINST	ABSTAIN
1. Authority to elect as Director the following nominee Edward T. Lutz	☐	☐	2. Approval of the adoption of the 2007 Stock Incentive Plan	☐	☐	☐

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature ____________________________________________ Signature ______________________________________ Date______________, 2007.
Important: Please sign exactly as name appears hereon indicating, where proper, official position or repersentative capacity. (In the case of joint holders, all should sign.)